        As filed with the Securities and Exchange Commission on August 27, 1999.
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CSK AUTO CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                             86-0765798
 (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                            645 EAST MISSOURI AVENUE
                             PHOENIX, ARIZONA 85012
          (Address of Principal Executive Offices, including Zip Code)


                              CSK AUTO CORPORATION
                        1996 EXECUTIVE STOCK OPTION PLAN
                            (As Amended and Restated)

                            (Full Title of the Plan)

                               MAYNARD L. JENKINS
                              CSK AUTO CORPORATION
                            645 EAST MISSOURI AVENUE
                                PHOENIX, AZ 85012
                     (Name and Address of Agent for Service)

                                 (602) 265-9200
          (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:

      RICHARD M. RUSSO, Esq.                          DAVID I. SCHILLER, Esq.
    Gibson, Dunn & Crutcher LLP                     Gibson, Dunn & Crutcher LLP
1801 California Street, Suite 4100                  1717 Main Street, Suite 5400
    Denver, Colorado 80202-2641                         Dallas, Texas 75201
          (303) 298-5700                                   (214) 698-3100

                         CALCULATION OF REGISTRATION FEE


                                                                PROPOSED            PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT TO BE           MAXIMUM OFFERING       AGGREGATE OFFERING          AMOUNT OF
       TO BE REGISTERED               REGISTERED          PRICE PER SHARE (1)           PRICE (1)          REGISTRATION FEE
------------------------------- ------------------------ ----------------------- ------------------------ --------------------
common stock, par value $.01
("Common Stock")
(2).............................        60,000                   $23.56                $1,413,600              $395
------------------------------- ------------------------ ----------------------- ------------------------ --------------------

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) These shares are additional shares which have been authorized by the Company for offer under the Company's 1996 Executive Stock Option Plan (as Amended and Restated). Pursuant to Rule 457(h)(1), the filing fee for the 60,000 shares subject to options that have not yet been granted is calculated based upon the average high and low prices of the Common Stock reported on August 23, 1999, which is $23.56 per share.

                                      NOTE

                  The purpose of this Form S-8 is to increase by 60,000 the number of shares which may be made subject to awards under the Company's 1996 Executive Stock Option Plan ("Plan"), which has been amended and restated since the filing of the Company's original Registration Statement covering the Plan. In accordance with the instructions to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on September 15, 1998 (SEC File No. 333-63393), together with all exhibits filed therewith or incorporated therein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         In addition to those exhibits filed with the Registration Statement being incorporated by reference into this filing, each of the following exhibits is filed herewith:

         5.02     Opinion of Gibson, Dunn & Crutcher LLP.

         23.03    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
                  5.02).

         23.04    Consent of PricewaterhouseCoopers LLP.

         24.02 Power of Attorney (included on signature page of this Registration Statement).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Phoenix, State of Arizona, on this 26th day of August, 1999.

                         CSK AUTO CORPORATION

                         By      /s/ James G. Bazlen
                                 James G. Bazlen
                                 President, Chief Operating Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Don
W. Watson, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                       Title                  Date
     ---------                       -----                  ----
/s/ Maynard Jenkins        Chairman of the Board and        August 26, 1999
--------------------        Chief Executive Officer
    Maynard Jenkins      (Principal Executive Officer)

/s/ James Bazlen                    President,              August 26, 1999
--------------------      Chief Operating Officer and
    James Bazlen                     Director

/s/ Don Watson             Senior Vice President, Chief     August 26, 1999
--------------------     Financial Officer and Treasurer
    Don Watson              (Principal Financial and
                               Accounting Officer)

     Signature                     Title                         Date
     ---------                     -----                         ----

/s/ Morton Godlas
---------------------------        Director                      August 26, 1999
    Morton Godlas

/s/ James O. Egan
---------------------------        Director                      August 26, 1999
    James O. Egan

/s/ Christopher J. O'Brien
---------------------------        Director                      August 27, 1999
    Christopher J. O'Brien

/s/ Charles J. Philippin
---------------------------        Director                      August 26, 1999
    Charles J. Philippin

/s/ Robert Smith
---------------------------        Director                      August 27, 1999
    Robert Smith

/s/ Christopher J. Stadler
---------------------------        Director                      August 26, 1999
    Christopher J. Stadler

/s/ Jules Trump
---------------------------        Director                      August 26, 1999
    Jules Trump

/s/ Eddie Trump
---------------------------        Director                      August 27, 1999
    Eddie Trump


---------------------------        Director                      August __, 1999
    Savio W. Tung


---------------------------        Director                      August __, 1999
    John F. Antioco

/s/ Charles K. Marquis
---------------------------        Director                      August 27, 1999
    Charles K. Marquis

                                  EXHIBIT INDEX

        Exhibit                    Description
        Number

         5.02     Opinion of Gibson, Dunn & Crutcher.

         23.03    Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.02).

         23.04    Consent of PricewaterhouseCoopers LLP.

         24.02 Power of Attorney (included on signature page of this Registration Statement).